UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 15, 2026

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(1-800) 978-2737

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On September 15, 2026, the Company entered into a second amendment (the “Second Amendment”) to its credit agreement, by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends the Credit Agreement, dated December 15, 2022, among the Company, as borrower, the Administrative Agent, J.P. Morgan Securities LLC, as sole bookrunner and sole left lead arranger and the other lenders party thereto from time to time (as amended by Amendment No. 1, dated March 11, 2025 and as further amended, supplemented or otherwise modified, the “Credit Agreement”). The Second Amendment is expected to become effective substantially concurrently with, and its effectiveness is conditioned upon, the consummation of an offering of 0% Convertible Notes due 2031 (the “Convertible Notes” and such offering, the “Notes Offering”). The Second Amendment is expected to increase the existing revolving credit facility (the “Revolving Facility”) under the Credit Agreement from $300.0 million to $500.0 million, with the ability to increase the Revolving Facility by an additional $150.0 million, extend the maturity date of the Credit Agreement from March 11, 2030 to up to five years from the closing of the Second Amendment (such maturity date being the earliest to occur of (a) the fifth anniversary of the closing of the Second Amendment, expected to be September 18, 2031, (b) the date that is 91 days prior to the stated maturity date of the Convertible Notes, unless such Convertible Notes have been redeemed, repurchased, converted or defeased in full, and any refinance indebtedness incurred in connection therewith has a stated maturity date of at least 91 days after the date that is 5 years from the closing of the Second Amendment, (c) the date that is 91 days prior to March 20, 2031 (the expected optional repurchase date of the Convertible Notes), but only if (i) either (x) the Company has timely provided a Convertible Notes put share settlement notice to the Administrative Agent from, and including, December 11, 2030 to, and including, December 18, 2030, electing to settle any optional repurchases of Convertible Notes by delivering the maximum number of shares of the Company’s common stock the Company is then permitted to deliver in respect of such optional repurchases under the Convertible Notes (a “Lender Put Share Settlement Notice”) and the last reported sale price per share of the Company’s common stock is less than $350 on December 18, 2030, or (y) the Company has not timely provided a Lender Put Share Settlement Notice and the last reported sale price per share of the Company’s common stock on December 18, 2030, is less than the conversion price then in effect for the Convertible Notes and (ii) the Convertible Notes have not been redeemed, repurchased, converted or defeased in full, and (d) the date that is 91 days prior to the stated maturity date of any other permitted convertible indebtedness the Company may issue, unless such other indebtedness has been redeemed, repurchased, converted or defeased in full, and any refinance indebtedness incurred in connection therewith has a stated maturity date of at least 91 days after the date that is 5 years from the closing of the Second Amendment), permit the Notes Offering and provide for other updates to the covenants and terms of the Credit Agreement.

The Revolving Facility bears interest at SOFR plus 1.25% to 1.75% per year determined in accordance with a pricing grid based on the Company’s net leverage ratio. The Company is required to pay a commitment fee quarterly in arrears on the average daily unused amount of each Lender’s revolving credit commitment at a rate equal to 0.15% per annum.

The Credit Agreement contains affirmative and negative covenants including, among other things, financial reporting, limitations on indebtedness, liens, fundamental changes, asset sales, investments, sale and leaseback transactions, swap agreements, restricted payments, transactions with affiliates, restrictive agreements, and amendment of certain material documents. The negative covenants are subject to certain exceptions, baskets and similar qualifications. In addition, the Credit Agreement requires the Company to comply with a maximum net leverage ratio of no greater than 3.50 to 1.00 (subject to a 1.00 step-up for the four quarters following a permitted acquisition) and a minimum interest coverage ratio of no less than 3.50 to 1.00, each based upon a trailing four fiscal quarter period.

The Credit Agreement contains events of default that include, among other things, failure to make certain payments, inaccuracy of representations and warranties, covenant defaults, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The Company expects to file the Second Amendment as an exhibit to a subsequent exchange act filing.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 15, 2026, the Company issued a press release announcing the launch of the Notes Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and the press release is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1**	Press Release related to the Notes Offering dated September 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2026	Axon Enterprise, Inc.

	By:	/s/ BRITTANY BAGLEY
Brittany Bagley Chief Operating Officer and Chief Financial Officer